     As filed with the Securities and Exchange Commission on March 15, 1994

                                                       Registration No. 33-52353
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                AMENDMENT NO. 2

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              HANOVER DIRECT, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                 1500 Harbor Boulevard                 13-0853260
(State or other jurisdiction of   Weehawken, New Jersey 07087    (I.R.S. Employer Identification
incorporation or organization)           (201) 863-7300                     Number)

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Michael P. Sherman, Esq.
                              Hanover Direct, Inc.
                             1500 Harbor Boulevard
                          Weehawken, New Jersey 07087
                                 (201) 863-7300
                      (Name, address, including zip code,
                      and telephone number, including area
                          code, of agent for service)

                              --------------------

                                   Copies to:

    Monte E. Wetzler, Esq.                             Valerie Ford Jacob, Esq.
 Whitman Breed Abbott & Morgan                 Fried, Frank, Harris, Shriver & Jacobson
        200 Park Avenue                                   One New York Plaza
   New York, New York  10166                           New York, New York  10004
        (212) 351-3000                                      (212) 820-8000


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


                                ---------------


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



================================================================================

                            Exhibit index on page 8

                                Explanatory Note

     Filed herewith are two pages from the financial statements of Hanover Direct, Inc. (the "Company") and Subsidiaries which are included in the preliminary prospectus dated March 11, 1994 of the Company and replace the same numbered pages included in Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-52353) filed by the Company with the Securities and Exchange Commission on March 11, 1994.

                     HANOVER DIRECT, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                             ----
CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Consolidated Balance Sheets as of December 26, 1992 and
  January 1, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Consolidated Statements of Income (Loss) for the Years Ended
  December 28, 1991, December 26, 1992 and January 1, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . F-5

Consolidated Statements of Shareholders' (Deficit) Equity for the
  Years Ended December 28, 1991, December 26, 1992 and January 1, 1994  . . . . . . . . . . . . . . . . . . . F-6

Consolidated Statements of Cash Flows for the Years Ended
  December 28, 1991, December 26, 1992 and January 1, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . F-7

Notes to Consolidated Financial Statements for the Years Ended
  December 28, 1991, December 26, 1992 and January 1, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of Hanover Direct, Inc.:


     We have audited the accompanying consolidated balance sheets of Hanover Direct, Inc. (a Delaware corporation) (successor to The Horn & Hardart Company, see Note 1 to the Consolidated Financial Statements) and subsidiaries as of December 26, 1992 and January 1, 1994, and the related consolidated statements of income (loss), shareholders' (deficit) equity and cash flows for each of the three fiscal years in the period ended January 1, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanover Direct, Inc. and subsidiaries as of December 26, 1992 and January 1, 1994, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 1, 1994 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 10 to the Consolidated Financial Statements, effective December 29, 1991 the Company changed its method of accounting for income taxes.




                                                   ARTHUR ANDERSEN & CO.

New York, New York
February 28, 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits:

         Exhibit
          Number                   Description of Exhibit
         -------                   ----------------------
            1                      Purchase Agreement*

            5                      Opinion of Whitman Breed Abbott & Morgan as to the legality of the securities being registered.**

            23.1                   Consents of Arthur Andersen & Co.**

            23.2                   Consent of KPMG Peat Marwick.**

            23.3                   Consent of Deloitte & Touche.**

            23.4                   Consent of Ernst & Young.**

            23.5                   Consent of Whitman Breed Abbott & Morgan (included in the opinion set forth as Exhibit 5 to this Registration Statement).**

            24                     Powers of Attorney of certain directors of the Company (included on Page II-6 of the
                                   Registration Statement on Form S-3 filed on February 18, 1994).

- -------------

*   To be filed by amendment.

**  Previously filed.

(b)  Financial Statement Schedules:


     SCHEDULE                                                                            PAGE
     NUMBER        DESCRIPTION OF SCHEDULE                                              NUMBER
    --------       -----------------------                                              ------
  Schedule II      Amounts Receivable from Related Parties and Underwriters,
                   Promoters and Employees other than Related Parties for the
                   Years Ended December 28, 1991, December 26, 1992 and January
                   1, 1994.                                                             S-1

  Schedule VIII    Valuation and Qualifying Accounts for the Years Ended
                   December 28, 1991, December 26, 1992 and January 1, 1994.
                                                                                        S-2

Schedules other than those listed above are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Hanover Direct, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on the 14th day of March, 1994.


                                    HANOVER DIRECT, INC.



                                    By:     /s/ JACK E. ROSENFELD
                                       --------------------------------------
                                        Jack E. Rosenfeld,
                                        President and Chief Executive Officer


                 Pursuant to the requirement of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons, in the capacities indicated on March 14, 1994.

                NAME                                                                  TITLE
                ----                                                                  -----
/s/    Alan G. Quasha*                                           Chairman of the Board and Director
- ---------------------------------------
Alan G. Quasha


/s/    Jack E. Rosenfeld*                                        Director, President and Chief Executive Officer
- ---------------------------------------                          (principal executive officer)
Jack E. Rosenfeld


/s/    Wayne P. Garten*                                          Executive Vice President and Chief Financial Officer
- ---------------------------------------                          (principal financial officer)
Wayne P. Garten


/s/    David E. Ullman*                                          Vice President - Controller
- ---------------------------------------                          (principal accounting officer)
David E. Ullman


/s/    Ralph Destino*                                            Director
- ---------------------------------------
Ralph Destino


/s/    J. David Hakman*                                          Director
- ---------------------------------------
J. David Hakman


/s/    S. Lee Kling*                                             Director
- ---------------------------------------
S. Lee Kling


                                                                 Director
- ---------------------------------------
Theodore H. Kruttschnitt


/s/    Jeffrey Laikind*                                          Director
- ---------------------------------------
Jeffrey Laikind


/s/    Elizabeth Valk Long*                                      Director
- ---------------------------------------
Elizabeth Valk Long

/s/    Edmund R. Manwell*                                        Director
- ---------------------------------------
Edmund R. Manwell


/s/    Geraldine Stutz*                                          Director
- ---------------------------------------
Geraldine Stutz


/s/    Robert F. Wright*                                         Director
- ---------------------------------------
Robert F. Wright


- -------------------------

     * Michael P. Sherman, pursuant to a Power of Attorney executed by each of the directors and officers noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on Form S-3 on behalf of each of the persons noted above, in the capacities indicated.

                                            /s/ Michael P. Sherman
                                            -------------------------------
                                            Michael P. Sherman

                                 EXHIBIT INDEX



         Exhibit
          Number                   Description of Exhibit
         -------                   ----------------------
            1                      Purchase Agreement*

            5                      Opinion of Whitman Breed Abbott & Morgan as to the legality of the securities being registered.**

            23.1                   Consents of Arthur Andersen & Co.**

            23.2                   Consent of KPMG Peat Marwick.**

            23.3                   Consent of Deloitte & Touche.**

            23.4                   Consent of Ernst & Young.**

            23.5                   Consent of Whitman Breed Abbott & Morgan (included in the opinion set forth as Exhibit 5 to this Registration Statement).**

            24                     Powers of Attorney of certain directors of the Company (included on Page  II-6 of the
                                   Registration Statement on Form S-3 filed on February 18, 1994).

- -------------

*  To be filed by amendment.

**  Previously filed.